UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): October 16, 2009

YONGYE INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Nevada	333-143314	20-8051010
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6th Floor, Suite 608, Xue Yuan International Tower,
No. 1 Zhichun Road, Haidian District, Beijing, PRC

(Address Of Principal Executive Offices) (Zip Code)

+86 10 8231 8626
(Registrant’s Telephone Number, Including Area Code)
____________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.   Completion of Acquisition or Disposition of Asstes.

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Yongye International, Inc. (“Yongye” or the “Company”) on October 22, 2009 (the “October Form 8-K”), regarding the completion of a restructuring process, by its operating subsidiary, Yongye Nongfeng Biotechnology Company, Ltd (the “Yongye Nongfeng”) whose 99.5% interest was owned by the Company’s 100% subsidiary Asia Standard Oil, Ltd (the “ASO”) as of September 30, 2009, which involved the purchase of the land, buildings and equipment which now comprise the 10,000 TPA (tonnes per annuam) capacity fulvic acid nutrient manufacturing facility currently owned and operated by Yongye Nongfeng.  This amendment provides the historical financial statements required under Item 9.01(a) and the pro forma financial information required under Item 9.01(b), which were not included in the original Form 8-K as described above.  The assets involved were originally owned by Yongye Nongfeng’s predecessor, Inner Mongolia Yongye Biotechnology Company (“Inner Mongolia Yongye”), a company owned and controlled by Mr. Zishen Wu, who is also the Chairman, President and CEO of Yongye International.

Item 9.01.   Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Included in this Form 8-K are the audited balance sheets of Inner Mongolia Yongye as of December 31, 2008 and December 31, 2007, audited statements of operations and comprehensive income of Inner Mongolia Yongye for the fiscal years ended December 31, 2008 and 2007 and the accompanying audited statements of cash flows and changes in shareholders’ equity for said fiscal years.

Also included are the unaudited carve-out balance sheet of the Shengmingsu Operation of Inner Mongolia Yongye as of September 30, 2009, unaudited carve-out statements of operations and comprehensive income of the Shengmingsu Operation of Inner Mongolia Yongye for the nine months ended September 30, 2009 and September 30, 2008 and accompanying unaudited statements of cash flows for the nine months ended September 30, 2009 and September 30, 2008.

(b)	Pro forma financial information.

Additionally, included below are the unaudited pro forma consolidated financial statements of the Company as follows:
•	Balance Sheet as of September 30, 2009
•	Statement of operations for the nine months ended September 30, 2009
•	Statement of operations for the year ended December 31, 2008

(c)	Exhibits

Exhibit No.	Description

23.1	Consent of Bernstein & Pinchuk LLP, an independent registered accounting firm
23.2	Consent of Patrizio & Zhao LLC, an independent registered accounting firm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YONGYE INTERNATIONAL, INC.

	By:	/s/ Zishen Wu

Name: Zishen Wu

Title: Chairman, President and CEO

Dated: January 4, 2010

Report of Independent Registered Public Accounting Firm

To the Board of Directors and shareholders of INNER MONGOLIA YONGYE BIOTECHNOLOGY COMPANY, LTD.

We have audited the accompanying balance sheet of Inner Mongolia Yongye Biotechnology Company, Ltd. ("the Company") as of December 31, 2008, and the related statement of operations and comprehensive income, statement of changes in shareholders’ equity, and statement of cash flows for the year then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/Bernstein & Pinchuk LLP

New York, NY
December 21, 2009

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Yongye Biotechnology Co.

We have audited the accompanying balance sheet of Yongye Biotechnology, Co. as of December 31, 2007, and the related statements of operations and comprehensive income, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yongye Biotechnology Co. as of December 31, 2007, and the results of their operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Patrizio & Zhao
Parsippany, New Jersey
January 25, 2008

INNER MONGOLIA YONGYE BIOTECHNOLOGY COMPANY, LTD.
BALANCE SHEETS

	December 31,
	2008	2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$446,106	$101,802
Restricted cash for mortgage loan repayment	291,792	274,200
Accounts receivable, net – third parties	-	1,630,609
Accounts receivable, net - related party	46,739	-
Inventory	5,978,733	9,851,788
Due from affiliates	389,012	978,384
Advances to suppliers	1,366,162	-
Other receivables, net	288,228	27,038
Other current assets	505,097	-
Total Current Assets	9,311,869	12,863,821

INVESTMENT UNDER COST METHOD	140,965	-
PROPERTY, PLANT AND EQUIPMENT, NET	2,422,096	2,486,487
INTANGIBLES, NET	3,814,084	3,665,584
LONG-TERM INVESTMENTS	3,874,723	4,115,764

	$19,563,737	$23,131,656

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$273,250	$1,271,852
Short-term bank loans	3,501,503	5,484,000
Due to shareholders	160,106	2,507,371
Due to related party	192,741	-
Other taxes payable	860,749	893,892
Other payables	28,914	50,916
Total Current Liabilities	5,017,263	10,208,031

LONG-TERM SHAREHOLDERS LOANS	-	12,153

SHAREHOLDERS' EQUITY
Capital contribution	7,260,000	7,260,000
Retained earnings	4,738,819	4,024,111
Statutory reserve	560,041	480,629
Accumulated other comprehensive income	1,987,614	1,146,732
Total Shareholders' Equity	14,546,474	12,911,472

	$19,563,737	$23,131,656

See notes to financial statements

INNER MONGOLIA YONGYE BIOTECHNOLOGY COMPANY, LTD.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the years ended December 31,
	2008	2007
SALES
External customers	$-	$13,137,406
Related party	43,511,510	-
TOTAL SALES	43,511,510	13,137,406
COST OF GOODS SOLD	40,139,275	7,274,710
GROSS PROFIT	3,372,235	5,862,696

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	463,480	925,996
LOSS FROM INVENTORY OBSOLESCENCE	1,865,867	-
	2,329,347	925,996
INCOME FROM OPERATIONS	1,042,888	4,936,700
OTHER INCOME (EXPENSES)
Interest expense	(336,796)	(212,239)
Gain from intangible assets disposal	138,777	-
Other expense	(50,749)	(365,907)
	(248,768)	(578,146)
INCOME BEFORE PROVISION FOR INCOME TAX	794,120	4,358,554

PROVISION FOR INCOME TAX	-	-
NET INCOME	794,120	4,358,554

OTHER COMPREHENSIVE INCOME
Foreign currency translation fluctuation	840,882	723,298

COMPREHENSIVE INCOME	$1,635,002	$5,081,852

See notes to financial statements

INNER MONGOLIA YONGYE BIOTECHNOLOGY COMPANY, LTD.
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2008 AND 2007

	Shareholders' Capital Contribution	Retained Earnings	Statutory Reserve	Accumulated other Comprehensive Income	Total Shareholders' Equity
Balance at December 31, 2006	$7,260,000	$101,412	$44,774	$423,434	$7,829,620
Net income	-	4,358,554	-	-	4,358,554
Statutory reserve	-	(435,855)	435,855	-	-
Other comprehensive income	-	-	-	723,298	723,298
Balance at December 31, 2007	7,260,000	4,024,111	480,629	1,146,732	12,911,472
Net income	-	794,120	-	-	794,120
Statutory reserve	-	(79,412)	79,412	-	-
Other comprehensive income	-	-	-	840,882	840,882
Balance at December 31, 2008	$7,260,000	$4,738,819	$560,041	$1,987,614	$14,546,474

See notes to financial statements

INNER MONGOLIA YONGYE BIOTECHNOLOGY COMPANY, LTD.
STATEMENTS OF CASH FLOWS
	For the years ended December 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$794,120	$4,358,554
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	305,771	212,423
Loss on disposal of fixed assets	-	149,853
Gain on disposal of intangible assets	(138,777)	-
Bad debt expense	(48,683)	31,907
Changes in current assets and current liabilities:
Accounts receivable – third parties	1,106,271	(1,124,042)
Accounts receivable – related parties	604,693	-
Inventory	4,435,201	(7,814,789)
Due from affiliates	642,021	(267,345)
Other receivables	(255,429)	66,926
Advances to suppliers	(1,344,960)	93,091
Prepaid expenses	-	5,741
Accounts payable and accrued expenses	(1,063,436)	1,068,613
Other taxes payable	(89,088)	835,137
Due to related party	189,750
Other payables	(24,877)	(2,234,407)

Net Cash Provided by/(Used in) Operating Activities	5,112,577	(4,618,338)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property, plant and equipment	-	(308,312)
Acquisition of Intangibles	-	(909)
Restricted cash for mortgage loan repayment	-	(263,340)

Net Cash Used in Investing Activities	-	(572,561)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term bank loans	7,899,745	4,345,110
Repayment of short-term bank loans	(10,197,853)	-
(Repayment) proceeds from shareholders loans	(2,469,206)	864,258
Repayment of long-term loans	(12,733)	(12,131)

Net Cash (Used in)/Provided by Financing Activities	(4,780,047)	5,197,237

EFFECT OF FOREIGN CURRENCY TRANSLATION ON CASH AND CASH EQUIVALENTS	11,774	6,441
NET INCREASE IN CASH AND CASH EQUIVALENTS	344,304	12,779
CASH AND CASH EQUIVALENTS — BEGINNING OF THE YEAR	101,802	89,023
CASH AND CASH EQUIVALENTS - END OF THE YEAR	$446,106	$101,802

Supplemental cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$355,401	$212,239
Noncash investing and financing activities:
During the year ended December 31, 2008, the Company contributed two patents with fair value of $138,777 to Yongye Nongfeng (see note1).

See notes to financial statements

INNER MONGOLIA YONGYE BIOTECHNOLOGY COMPANY, LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Inner Mongolia Yongye Biotechnology Company., Ltd. (the “Company” or “Inner Mongolia Yongye”) was formed on September 16, 2003, under the corporate laws of the People’s Republic of China (“PRC”). Its primary business is to research, manufacture, and sell fulvic acid based liquid and powder nutrient compounds for plant and animal feed used in the agriculture industry (the “Shengmingsu Operation”). Before December 31, 2008, the Shengmingsu Operation substantially accounted for almost 100% of the Company’s sales, cost of goods sold and expenses. The Company is located in the City of Huhhot, Inner Mongolia Autonomous Region., the People’s Republic of China (‘PRC”). Mr. Zishen Wu, Chief Executive Officer, President and Chairman of the Company, owns a controlling 91.67% of the equity interest in the Company.

In November 2007, the Company and Asia Standard Oil (“ASO”) a Hong Kong investment holding company 100% owned by Yongye International, Inc., entered into a Sino-Foreign cooperative joint venture contract (the “Contract”) to form a cooperative joint venture, Yongye Nongfeng Biotechnology Co. Ltd (“Yongye Nongfeng”), pursuant to which, the Company and ASO were to own 10% and 90% of the equity interests in Yongye Nongfeng, respectively. On January 4, 2008, the incorporation and establishment of Yongye Nongfeng was approved by the Inner Mongolia Department of Commerce and the Inner Mongolia Administration for Industry and Commerce. The commercial scope of business of Yongye Nongfeng is the distribution and sale of selected products.  The period of the cooperative joint venture is ten years and may be extended by a written application submitted to the relevant government authority for approval no less than six months prior to the expiration of the cooperative joint venture.

In May 2008, upon the agreement among the Company, ASO and Yongye Nongfeng, the ownership of Yongye Nongfeng was revised, pursuant to which the Company and ASO became 0.5% and 99.5% equity interest owner of Yongye Nongfeng, respectively. At the time, ASO did not fully inject its share of the capital into Yongye Nongfeng and did not do so until May 31, 2009. Based upon actual capital injection into Yongye Nongfeng, the Company and ASO were respectively 0.6% and 99.4% owners of Yongye Nongfeng as of December 31, 2008.

In January 2008, Yongye Nongfeng entered into an agreement (the “Agreement”) with the Company, pursuant to which Yongye Nongfeng agreed to purchase finished goods that were to be manufactured by the Company at a fixed price of RMB 350 per case for fulvic acid, plant based products and RMB 120 per case for fulvic acid, animal based products. Before signing the Agreement, the Company sold the finished goods to third parties at an average price of RMB780 per case for plant products and RMB270 per case for animal products during the year ended December 31, 2007. The term of the Agreement was for the period from January 15, 2008 to January 14, 2013. Pursuant to the Agreement, Yongye Nongfeng was able to terminate the agreement by giving one month notice to the Company. Yongye Nongfeng then sold the finished goods to third parties at an average price of RMB730 per case for plant products and RMB240 per case for animal products.

Yongye Nongfeng and the Company also entered into certain lease-exchange arrangements related to land-use rights, buildings and equipment (see Note 19).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) taking into consideration of the Agreement (see Note1).

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures at the date of the financial statements and during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

In accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows,” the Company considers all highly liquid instruments with original maturities of three months or less to be cash and cash equivalents.

RESTRICTED CASH

The Company’s restricted cash is related to deposits required by bank for the bank loans obtained by the Company.

ACCOUNTS RECEIVABLE AND BAD DEBT RESERVE

Trade accounts receivable are stated at the amount management expects to collect from balances outstanding at the end of the period and policy is based upon industry practice for similar companies in the PRC. Based on its assessment of the credit history with customers having outstanding balances and current relationships with them, management makes conclusions whether any realization of losses on balances outstanding at the end of the period will be deemed uncollectible based on the age of the receivables. The Company reserves 10% of accounts receivable balances that have been outstanding for more than 6 months but less than one year, 20% of accounts receivable balances that have been outstanding between one year and two years, 50% of receivable balances that have been outstanding between two year and three years, and 100% of receivable balances that have been outstanding for more than three years. Allowance for doubtful accounts amounted to $0 and $46,469 at December 31, 2008 and 2007, respectively.

INVENTORY

Inventory is stated at the lower of weighted average cost or market, which takes into account historical prices on a continuing basis.

INVESTMENT UNDER COST METHOD

For investment in an entity over which the Company does not have significant influence, the Company carries the investment at cost adjusted for other-than-temporary declines in fair value and recognizes income when receiving dividends from distribution of investee’s earnings. The Company reviews the investments under cost method for impairment whenever events or changes in circumstances indicate that the carrying value may no longer be recoverable. An impairment loss is recognized in earnings equal to the difference between the investment cost and its fair value at the balance sheet date of the reporting period for which the assessment is made. The fair value of the investment would then become the new cost basis of the investment. No impairment charges were recorded for the year ended December 31, 2008.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Estimated useful lives are as follows:

Estimated Useful Life
Buildings	50 years
Machinery and equipment	10-20 years
Vehicles	10 years
Office equipment	5 years

REVENUE RECOGNITION

The Company recognizes revenue of product sales when title has been transferred, the risks and rewards of ownership have been transferred to the customer, the fee is fixed and determinable, and the collection of the related receivable is probable. The Company reports revenue net of value added taxes if applicable. If the product has expired or the package is broken at the time of receipt, the customer has the right to exchange it for a new product with intact package; and customers do not have the right to return unused, intact product to the Company after it has been delivered.

ADVERTISING COSTS

Advertising costs are expensed as incurred. Advertising costs for the years ended December 31, 2008 and 2007 were $3,532 and $15,800, respectively.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed as incurred. Research and development costs for the year ended December 31, 2008 and 2007 were $45,486 and $0, respectively.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company follows SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. Per SFAS 144, the Company is required to periodically evaluate the carrying value of long-lived assets and to record an impairment loss when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset’s carrying amounts.

In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company concluded that as of December 31, 2008 and 2007 there were no significant impairments of their long-lived assets.

INCOME TAXES

Deferred income taxes are computed using the asset and liability method, such that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between financial reporting amounts and the tax basis of existing assets and liabilities based on currently enacted tax laws and tax rates in effect in the People’s Republic of China for the periods in which the differences are expected to reverse. Income tax expense is the tax payable for the period plus the change during the period in deferred income taxes.

A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. No differences were noted between the book and tax bases of the Company’s assets and liabilities, respectively. Therefore, there are no deferred tax assets or liabilities for the years ended December 31, 2008 and 2007. The Company is subject to PRC Enterprise Income Tax at a rate of 25% of net income for the year ended December 31, 2008. Since the Company is located in the economic development area in Inner Mongolia Autonomous Region and recognized as a qualified Hi-tech Company by the Inner Mongolia Government, the Company is exempt from income tax for 10 years from the first year it obtains profit (year 2005 to 2014) according to the approval issued by Inner Mongolia Tax Bureau.

FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

The financial position and results of operations of the Company’s foreign subsidiaries are determined using local currency (Chinese Yuan) as the functional currency. The reporting currency is the US dollar. Assets and liabilities of the subsidiaries are translated at the prevailing exchange rate in effect at each year end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income statement accounts are translated at the average rate of exchange during the year. Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment account in shareholders' equity. Gains and losses resulting from foreign currency transactions are included in operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows Statement of Financial Accounting Standards ("SFAS") 157, Fair Value Measurements. SFAS 157 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2 - Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3 - Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts of cash and cash equivalents, term deposits, trade receivables, and accounts payable approximate their fair value due to the short-term nature of these instruments.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In June 2009, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 168”). SFAS No. 168 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the Securities and Exchange Commission under the authority of the federal securities law are also sources of GAAP for SEC registrants. The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. This statement will have no impact on the Company’s consolidated financial statements, but it will change the referencing of authoritative accounting literature to conform to the Codification.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurement” (SFAS No. 157). Effective July 1, 2009, this standard was incorporated into the Financial Accounting Standards Board Accounting Standard Codification (ASC) Section 820, Fair Value Measurements and Disclosures (FASB ASC 820). FASB ASC 820 does not require new fair value measurements, but provides guidance on applying fair value and expands required disclosures. FASB ASC 820 is effective for the Company beginning in fiscal 2008, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis, and is effective beginning in fiscal 2009, for fair value measurements of nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. The adoption of FASB ASC 820 is not expected to have a material impact on the Company's results of operations, cash flows or financial positions.

In December 2007, the FASB issued FASB Statement No. 141(R), Business Combinations, and FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment to ARB No. 51. In April 2009, the FASB issued FSP FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies, which amends and clarifies FASB 141 (R) to address application issues on initial recognition and measurement, subsequent measurement and disclosure of assets and liabilities arising from contingencies in a business combination. Effective July 1, 2009, SFAS No.141(R) and FSP FAS 141(R)-1 were incorporated into the ASC Section 805, Business Combinations (FASB ASC 805) and SFAS No.160 was incorporated into the ASC Section 810, Consolidation (FASB ASC 810). FASB ASC 805 and 810 require most identifiable assets, liabilities, noncontrolling interests, and goodwill acquired in a business combination to be recorded at “full fair value” and require noncontrolling interests (previously referred to as minority interests) to be reported as a component of equity, which changes the accounting for transactions with noncontrolling interest holders. Both Statements are effective for periods beginning on or after December 15, 2008, and earlier adoption is prohibited. FASB ASC 805 will be applied to business combinations occurring after the effective date. FASB ASC 810 will be applied prospectively to all noncontrolling interests, including any that arose before the effective date.   The adoption of FASB ASC 805 and FASB ASC 810 has no impact on the Company’s financial statement.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133” (“SFAS No. 161”), which required enhanced disclosures about an entity’s derivative and hedging activities and was intended to improve the transparency of financial reporting. Effective July 1, 2009, SFAS No.161 and SFAS No.133 were incorporated into the ASC Section 815, Derivatives and Hedging (FASB ASC 815). FASB ASC 815 applies to all derivative instruments, including bifurcated derivative instruments and related hedging items accounted for under SFAS No. 133 and its related interpretations.  SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133 with the intent to provide users of financial statements with an enhanced understanding of:  (i) how and why an entity uses derivative instruments; (ii) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and (iii) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows.  The provisions of this standard do not require disclosures for earlier periods presented for comparative purposes at initial adoption FASB ASC 815 was effective for fiscal years and interim periods beginning after November 15, 2008.  The adoption of FASB ASC 815 is not expected to have a material impact on the Company's results of operations, cash flows or financial positions.

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (FAS 159). The statement, which is expected to expand fair value measurement, permits entities to choose to measure many financial instruments and certain others items at fair value. FAS 159 is effective for the Company beginning in the first quarter of 2009. This pronouncement should not have a material impact on the Company’s financial statements.

NOTE 3-ACCOUNTS RECEIVABLE

Net accounts receivable at December 31, 2008 and 2007 consisted of the following:

	December 31, 2008	December 31, 2007
Accounts receivable-third parties	$-	$1,677,078
Accounts receivable-related party	46,739	-
Less: allowance for doubtful accounts	-	(46,469)
Total	$46,739	$1,630,609

As of December 31, 2008, accounts receivable –related parties of $46,739 was receivables from Yongye Nongfeng. These amounts represented the receivable generated in selling inventories to a related party.

A bad debt provision of $46,469 was reversed for the year ended December 31, 2008 as the total amount of the related accounts receivable, which was previously provided for as of December 31, 2007, was repaid by customers during the year ended December 31, 2008. No bad debt expense provision was required for the year ended December 31, 2008 as management believes no accounts are uncollectible as of December 31, 2008.

NOTE 4- INVENTORY

Inventory at December 31, 2008 and 2007 consisted of the following:

	December 31, 2008	December 31, 2007
Raw materials	$325,516	$384,361
Packaging supplies	73,648	195,127
Work-in-process	5,579,569	4,969,350
Finished goods	-	4,302,950

Total	$5,978,733	$9,851,788

NOTE 5- DUE FROM AFFILIATES

The Company and its affiliated entities constantly borrow money from each other for working capital purposes. The balance due from these entities at December 31, 2008 and 2007 was $389,012 and $978,384. The amounts are unsecured and non-interest bearing, and has no defined payment terms.

NOTE 6- ADVANCE TO SUPPLIERS

$1,366,162 of advance to suppliers at December 31, 2008 is payment in advance to suppliers of the Company’s raw materials.

NOTE 7- OTHER CURRENT ASSETS

Other current assets as of December 31, 2008 represented medicinal plants with long-term growth period. These medicinal plants are to be used for human medical treatments. The Company sold these assets in March 2009. As of December 31, 2007, they were classified as long-term investments and $389,803 was included in long-term investments in conjunction with the right to use land (see Note 10).

NOTE 8- INVESTMENT UNDER COST METHOD

Investment under cost method as of December 31, 2008 represented the cost of an equity investment the Company made in Yongye Nongfeng during the year measured by fair value of the contributed assets. In November 2007, the Company and ASO entered into a Sino-Foreign cooperative joint venture contract to form a cooperative joint venture, the resulting entity was Yongye Nongfeng. Pursuant to the agreement, the Company invested $100,000 in the form of two patents internally developed by the Company, and received 10% of the equity interests in Yongye Nongfeng. On January 4, 2008, the Company contributed the patents whose fair value was $140,965 at the date to Yongye Nongfeng, completed the incorporation process and established Yongye Nongfeng. (See Note1)

NOTE 9- PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2008 and 2007 consisted of the following:

	December 31, 2008	December 31, 2007
Buildings	$1,660,353	$1,560,251
Manufacturing equipment	844,920	788,641
Office equipment and furniture	30,205	33,724
Construction-in-process	1,912	1,797
Vehicles	446,445	419,529
	2,983,835	2,803,942

Less: Accumulated depreciation	561,739	317,455

Total	$2,422,096	$2,486,487

Depreciation expense for the years ended December 31, 2008 and 2007 was $220,442 and $125,931, respectively.

As of December 31, 2008 and 2007, buildings with an original carrying amount of $1,660,353 and $1,560,251 were pledged as security for the short-term bank loans of $3,501,503 and $5,484,000, respectively (see Note 12).

NOTE 10- INTANGIBLE ASSETS

Net intangible assets at December 31, 2008 and 2007 were as follows:

	December 31, 2008	December 31, 2007
Rights to use land	$4,286,530	$4,028,099
Less: accumulated amortization	472,446	362,515

Total	$3,814,084	$3,665,584

Amortization expense for the years ended December 31, 2008 and 2007 amounted to $85,329 and $86,492, respectively.

As of December 31, 2008 and 2007, land use right with an original carrying amount of $217,166 and $231,099 were pledged as security for the short-term bank loans of $3,501,503 and $5,484,000, respectively (see Note 12).

NOTE 11- LONG-TERM INVESTMENTS

As of December 31, 2007, long-term investments consisted of medicinal plants with a long-term growth period and the right to use the land on which the plants grow. These medicinal plants are to be used for human medical treatments. The Company sold the plants in March 2009 and replanted the same medical plants in the land again. Therefore, as of December 31, 2008, plants with amount of $505,097 were classified as other current assets (see note 6) and only the right to use the land of $3,874,723 was included in long-term investments.

NOTE 12 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The carrying value of accounts payable and accrued expenses approximate fair value due to the short-term nature of the obligations.

NOTE 13 - SHORT-TERM BANK LOANS

From April to July 2008, the Company obtained loans totaling the amount of $7,899,745 from Inner Mongolia Agricultural Development Bank of China, of which the principal was to be paid at varying dates from April to July 2009. The interest was to be calculated using an annual fixed interest rate of 7.47% and paid monthly. The loan was secured by the Company’s buildings with original carrying value of $1,660,353 and the land use right with original carrying value of $217,166. The Company’s related party Inner Mongolia Chilechuan Culture Development Co., Ltd, a company 90% owned by the Company’s 91.6% owner Mr. Zishen Wu, also provided its buildings and the right to use the land as a pledge for the loans. The Company made early repayments totaling $4,452,584 to the bank during the year ended December 31, 2008. As of December 31, 2008, the detail of the bank loans follows:

	Amount		Start date	Due Date	Annual interest rate

Loan 1	$1,313,064	(RMB9,000,000)	May 4, 2008	April 30, 2009	7.47%
Loan 2	$1,021,272	(RMB7,000,000)	June 17, 2008	June 16, 2009	7.47%
Loan 3	$1,167,167	(RMB8,000,000)	July 9, 2008	July 8, 2009	7.47%
Total	$3,501,503	(RMB24,000,000)

The Company repaid the loans in full prior to December 21, 2009.

From April to May 2007, the Company obtained loans totaling the amount of $5,484,000 from Inner Mongolia Agricultural Development Bank of China, of which the principal was to be paid at varying dates from April to May 2008. The interest was to be calculated using an annual fixed interest rate of 6.39% and paid monthly. The loan was secured by the Company’s buildings with original carrying value of $1,560,251 and land use rights with original carrying value of $231,099. The Company’s related party Inner Mongolia Chilechuan Culture Development Co., Ltd, a company 90% owned by the Company’s 91.6% owner Mr. Zishen Wu, also provided its buildings and land use rights as pledge for the loans. As of December 31, 2007, the detail of the bank loans were:

	Amount		Start date	Due Date	Annual interest rate

Loan 4	$959,700	(RMB7,000,000)	April 3, 2007	April 2, 2008	6.39%
Loan 5	$1,096,800	(RMB8,000,000)	April 11, 2007	April 10, 2008	6.39%
Loan 6	$1,233,900	(RMB9,000,000)	April 25, 2007	April 24, 2008	6.39%
Loan 7	$2,193,600	(RMB16,000,000)	May 11, 2007	May 10, 2008	6.39%
Total	$5,484,000	(RMB40,000,000)

NOTE 14 - DUE TO SHAREHOLDERS

As of December 31, 2008 and 2007, the Company has $160,106 and $2,507,371 in loans from shareholders, respectively. These loans are short term in nature, unsecured and non-interest bearing. Also, at December 31, 2008 and 2007, the Company has $0 and $12,153 of long-term, unsecured and non-interest bearing loans from shareholders.

NOTE 15 – DUE TO RELATED PARTY

As of December 31, 2008, due to related party was $192,741 and represented the payment Yongye Nongfeng made on behalf of the Company for professional fees and research & development fees. The amounts are unsecured and non-interest bearing, and has no defined payment terms.

NOTE 16 - STATUTORY RESERVE

The Company is required to allocate at least 10% of its after tax profits as determined under generally accepted accounting principal in the PRC to a statutory surplus reserve until the reserve balance reaches 50% of their registered capital. For the year ended December 31, 2008 and 2007, the Company made appropriations to this statutory reserve of $79,412 and $435,855, respectively. The accumulated balance of the statutory reserve at the Company as of December 31, 2008 and 2007 were $560,041 and $480,629, respectively.

NOTE 17 - LOSS FROM INVENTORY OBSOLESCENCE

During the year ended December 31, 2008, the Company identified a portion of the finished goods in amount of $1,865,867 obsolete due to expiration of useful period and wrote them off to operating expense.

NOTE 18 – GAIN FROM INTANGIBLE ASSETS DISPOSAL

Pursuant to Sino-Foreign cooperative joint venture contract, to form a cooperative joint venture, Yongye Nongfeng, entered by the Company and ASO in November 2007, the Company invested two patents internally developed by the Company with agreed value of $100,000 and received 10% of the equity interests in Yongye Nongfeng. On January 4, 2008, the Company contributed the patents to Yongye Nongfeng and completed the incorporation process and established Yongye Nongfeng. The appreciation in fair value of the patents at disposal by appraisal was 138,777.

NOTE 19 – RELATED PARTY TRANSACTIONS AND BALANCES

As of December 31, 2008, the Company, a 0.6% shareholder of Yongye Nongfeng, sold 100% of its products to Yongye Nongfeng for $43,511,510 as of the year ended December 31, 2008. According to the contract, the Company sold to Yongye Nongfeng at a fixed price of RMB 350 per case for plant products and RMB 120 per case for animal products. Yongye Nongfeng then sold to third parties at average prices of RMB730 per case for plant products and RMB240 per case for animal products.

As of December 31, 2008, accounts receivable from Yongye Nongfeng is $46,739 and represents the receivable generated in selling inventory to Yongye Nongfeng; due to related party is $192,741 and represents the payment Yongye Nongfeng made on behalf of the Company for professional fees and research & development fees. The amounts are unsecured and non-interest bearing, and has no defined payment terms.

As of December 31, 2008, the Company borrowed $160,106 from Ms. Yin’s (Mr. Zishen Wu’s wife) company. The amounts were unsecured and non-interest bearing, and were repaid in full before December 31, 2008. Additionally, the Company lent $389,012 to Inner Mongolia Huimin Biotechnology Co., Ltd, a company 10% owned by the Company’s director Mr. Gao, for its working capital. As of December 31, 2007, the Company has borrowed $2,507,371 from shareholders. These loans were short term in nature, unsecured and non-interest bearing. Also, at December 31, 2007 the Company has $12,153 of long-term, unsecured and non-interest bearing loans from shareholders.

During the year ended December 31, 2008, Yongye Nongfeng and the Company entered into two lease-exchange arrangements related to the land-use right, buildings and equipment of the 2,000TPA and 8,000TPA facilities. On June 1, 2008, Yongye Nongfeng entered into a land lease agreement to lease 74,153 square meters of land from the Company for a term beginning June 1, 2008 and ending May 31, 2009. On September 28, 2008, the Company entered into a building lease agreement with Yongye Nongfeng to lease a building of 3,967 square meters and the 8,000 TPA production equipment for a term beginning September 28, 2008 and ending September 27, 2009. The estimated value of rentals of land lease and the combination of buildings and equipment were not materially different. Therefore, pursuant to the agreements, both Yongye Nongfeng and the Company did not charge lease fees to each other. Additionally, management determined that the rental income to be received by the Company and the rental expense to be paid by the Company were not material to the Company’s 2008 results of operations and therefore have not been included.

NOTE 20 – CONCENTRATIONS AND CREDIT RISKS

As of December 31, 2008 and 2007, the Company had a credit risk exposure of cash and restricted cash of approximately $737,898 and $376,002, respectively that is uninsured by the government authority. To limit exposure to credit risk relating to deposits, the Company primarily places cash deposits only with large financial institution in the PRC with acceptable credit rating.

One major customer accounted for 100% of sales for the year ended December 31, 2008 with total sales of $43,511,510. Five major customers accounted for 85% and one major customer accounted for 36% of the net revenue for the years ended December 31, 2007. Total sales to these customers were $11,211,185 for the years ended December 31, 2007.

The Company had four major vendors who provided over 92% and 73% of the Company raw materials for the years ended December 31, 2008 and 2007. Total purchases from these vendors were $41,794,533 and $11,088,687 respectively for the years ended December 31, 2008 and 2007.

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NOTE 21- RECLASSIFICATION

The balance of cash and cash equivalent as of December 31, 2007, in which $274,200 has been reclassified into restricted cash for mortgage loan repayment.

NOTE 22- SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 21, 2009, the date the unaudited carve out interim financial statements as of and for the nine months ended September 30, 2009 included elsewhere in this filing were issued and has disclosed such items in this footnote as follow:

On March 15, 2009, an equipment lease agreement was entered into in which the Company would lease a set of production equipment from Yongye Nongfeng from March 15, 2009 to May 31, 2009. On June 1, 2009, this lease agreement was terminated.

In March 2009, in connection with the Yongye Nonfeng Restructuring, the Company sold to Yongye Nongfeng production equipment, vehicle and office equipment for approximately $577,000, $351,000 and $12,000, respectively, which represent the estimated fair value of the assets based on an appraisal by independent appraisers. On June 1, 2009, Yongye Nongfeng obtained the approval from the Ministry of Agricultural for the fertilizer license to produce fulvic acid based products, to be held under its name, which was previously held in the name of the Company. In addition, on June 1, 2009, the Company sold to Yongye Nongfeng all of the inventories relating to fulvic acid based products for $12,258,000 in cash and the Company ceased the manufacturing and sales of the products since then. Yongye Nongfeng terminated the Agreement (see note 1) in July 2009.

In March 2009, the Company invested $1,488,139 (RMB10,200,000) to set up a subsidiary, Hubei Longshangxing Xinnongcun Fuwu Youxiangongsi, and owns a 51% equity interest in it.

In June 2009, the Company developed a new nutrient product for plant insufflations (aeration) and started to manufacture and sell it.

In September 2009, Yongye Nongfeng purchased production buildings in the amount of $1,442,750 from the Company. In October 2009, Yongye Nongfeng acquired the land use right related to the manufacturing plant buildings from the Company by $2,307,144 and 4.5% of its equity interest. And in October 2009, ASO transferred 4.5% of its equity interest in Yongye Nongfeng to the Company and the Company became 5% owner of Yongye Nongfeng.

SHENGMINGSU OPERATION OF INNER MONGOLIA YONGYE BIOTECHNOLOGY COMPANY, LTD.
BALANCE SHEETS

Carve Out F/S
September 30, 2009
(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$707,547
Restricted cash for mortgage loan repayment	292,500
Accounts receivable, net - related party	5,424,246
Due from related parties	2,423,346
Advances to suppliers	6,108,943
Other receivables, net	1,526,032
Total Current Assets	16,482,614

INVESTMENT UNDER COST METHOD	141,307
INTANGIBLES, NET	129,961

$16,753,882

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$8,210,723
Due to shareholders	335,995
Other taxes payable	915,115
Other payables	149,470
Total Current Liabilities	9,611,303

SHAREHOLDERS' EQUITY
Capital contribution	185,885
Retained earnings	5,744,504
Statutory reserve	624,249
Accumulated other comprehensive income	587,941
Total Shareholders' Equity	7,142,579

$16,753,882

See notes to unaudited financial statements

SHENGMINGSU OPERATION OF INNER MONGOLIA YONGYE BIOTECHNOLOGY COMPANY, LTD.
UNAUDITED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Carve Out F/S
	For the nine months ended September 30, 2009	For the nine months ended September 30, 2008
SALES – RELATED PARTY	$16,872,858	$23,653,852
COST OF GOODS SOLD	15,820,391	22,097,934
GROSS PROFIT	1,052,467	1,555,918

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	195,338	273,931
LOSS FROM INVENTORY OBSOLESCENCE	-	833,752
	195,338	1,107,683
INCOME FROM OPERATIONS	857,129	448,235
OTHER INCOME (EXPENSES)
Interest expense	(198,141)	(259,186)
Loss from disposal of property, plant and equipment	(16,909)	-
Gain from intangible asset disposal	-	138,052
Other expense	-	(43,338)
	(215,050)	(164,472)
INCOME BEFORE PROVISION FOR INCOME TAX	642,079	283,763

PROVISION FOR INCOME TAX	-	-
NET INCOME	642,079	283,763

OTHER COMPREHENSIVE INCOME
Foreign currency translation fluctuation	10,105	342,292

COMPREHENSIVE INCOME	$652,184	$626,055

See notes to unaudited financial statements

SHENGMINGSU OPERATION OF INNER MONGOLIA YONGYE BIOTECHNOLOGY COMPANY, LTD.
UNAUDITED STATEMENTS OF CASH FLOWS

	Carve Out F/S
	For the nine months ended September 30, 2009	For the nine months ended September 30, 2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$642,079	$283,763
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	26,084	98,714
Loss on disposal of property, plant and equipment	16,909	-
Gain on disposal of intangible assets	-	(138,051)
Bad debt expense	-	(48,428)
Changes in current assets and current liabilities:
Accounts receivable – related parties	(5,373,536)	1,747,787
Inventory	5,988,947	(6,595,487)
Due from related parties	(780,631)	674,242
Other receivables	(1,236,217)	(26,728)
Advances to suppliers	(4,736,063)	(928,824)
Accounts payable and accrued expenses	7,931,114	8,506,689
Advance from customer	-	934,827
Other taxes payable	52,239	(119,036)
Due to related party	-	188,757
Other payables	120,399	(37,686)

Net Cash Provided by Operating Activities	2,651,324	4,540,539

CASH FLOWS FROM INVESTING ACTIVITIES
Disposal of property, plant and equipment	940,956	-

Net Cash Provided by Investing Activities	940,956	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term bank loans	-	7,858,423
Repayment of short-term bank loans	(3,507,485)	(7,858,423)
(Repayment) proceeds from shareholders loans	175,374	(2,516,346)
Repayment of long-term loans	-	(12,666)

Net Cash Used in Financing Activities	(3,332,111)	(2,529,012)

EFFECT OF FOREIGN CURRENCY TRANSLATION ON CASH AND CASH EQUIVALENTS	1,272	48,700
NET INCREASE IN CASH AND CASH EQUIVALENTS	261,441	2,060,227
CASH AND CASH EQUIVALENTS — BEGINNING OF THE PERIOD	446,106	101,802
CASH AND CASH EQUIVALENTS - END OF THE PERIOD	$707,547	2,162,029

Supplemental cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$200,666	$274,681
Noncash investing and financing activities:
During the nine months ended September 30, 2008, the Company contributed two patents with fair value of $138,052 to Yongye Nongfeng (see note1).

See notes to unaudited financial statements

SHENGMINGSU OPERATION OF INNER MONGOLIA YONGYE BIOTECHNOLOGY COMPANY, LTD.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Inner Mongolia Yongye Biotechnology Company., Ltd. (the “Company” or “Inner Mongolia Yongye”) was formed on September 16, 2003, under the corporate laws of the People’s Republic of China (“PRC”). Its primary business is to research, manufacture, and sell fulvic acid based liquid and powder nutrient compounds for plant and animal feed used in the agriculture industry (the “Shengmingsu Operation”). During year ending December 31, 2009, it developed a new nutrient product for plant insufflations and started to manufacture and sell it. The Company is located in the City of Huhhot, Inner Mongolia Autonomous Region., the People’s Republic of China (‘PRC”). Mr. Zishen Wu, Chief Executive Officer, President and Chairman of the Company, owns a controlling 91.67% of the equity interest in the Company.

In November 2007, the Company and Asia Standard Oil (“ASO”) a Hong Kong investment holding company 100% owned by Yongye International, Inc., entered into a Sino-Foreign cooperative joint venture contract (the “Contract”) to form a cooperative joint venture, Yongye Nongfeng Biotechnology Co. Ltd (“Yongye Nongfeng”), pursuant to which, the Company and ASO were to own 10% and 90% of the equity interests in Yongye Nongfeng, respectively. On January 4, 2008, the incorporation and establishment of Yongye Nongfeng was approved by the Inner Mongolia Department of Commerce and the Inner Mongolia Administration for Industry and Commerce. The commercial scope of business of Yongye Nongfeng is the distribution and sale of selected products.  The period of the cooperative joint venture is ten years and may be extended by a written application submitted to the relevant government authority for approval no less than six months prior to the expiration of the cooperative joint venture.

In May 2008, upon the agreement among the Company, ASO and Yongye Nongfeng, the ownership of Yongye Nongfeng was revised, pursuant to which the Company and ASO became 0.5% and 99.5% equity interest owner of Yongye Nongfeng, respectively. ASO fully injected its share of the capital into Yongye Nongfeng on May 31, 2009. The Company and ASO were 0.5% and 99.5% owners of Yongye Nongfeng as of September 30, 2009.

In January 2008, Yongye Nongfeng entered into an agreement (the “Agreement”) with the Company, pursuant to which Yongye Nongfeng agreed to purchase finished goods products that are to be manufactured by the Company at a fixed price of RMB 350 per case for fulvic acid plant based products and RMB 120 per case for fulvic acid animal based products.  Before signing the Agreement, the Company sold the finished goods to third parties at an average price of RMB780 per case for plant products and RMB270 per case for animal products during the year ended December 31, 2007. The term of the Agreement was for the period from January 15, 2008 to January 14, 2013. Pursuant to the Agreement, Yongye Nongfeng was able to terminate the agreement by giving one month notice to the Company. Yongye Nongfeng sold the finished goods to third parties at an average price of RMB730 per case for plant products and RMB240 per case for animal products.

Yongye Nongfeng and the Company also entered into certain lease-exchange arrangements related to land-use rights, buildings and equipment (see Note 18).

In March 2009, in connection with the Yongye Nonfeng Restructuring, Yongye Nongfeng purchased production equipment, vehicle and office equipment from the Company for $940,531, which represent the estimated fair value of the assets based on an appraisal by independent appraisers. On June 1, 2009, Yongye Nongfeng obtained the approval from the Ministry of Agricultural for the fertilizer license to produce fulvic acid based products, to be held under its name, which was previously held in the name of the Company. In addition, on June 1, 2009, Yongye Nongfeng purchased all of the inventories of the Company relating to fulvic acid based products for $12,258,000 in cash and the Company ceased the manufacturing and sales of the products since then. Yongye Nongfeng terminated the Agreement in July 2009.  In September 2009, Yongye Nongfeng purchased production buildings in the amount of $1,443,489 from the Company.

In March 2009, the Company invested $1,488,139 (RMB10,200,000) to set up a subsidiary Hubei Longshangxing Xinnongcun Fuwu Youxiangongsi and owns 51% equity interest of it. In June 2009, the Company developed a new nutrient product for plant insufflations (aeration) and started to manufacture and sell it. The set-up of new subsidiary and development of new product are not included in the Company’s “Shengmingsu Operation”. After the addition of the operation of the new subsidiary and new product, revenue from Shengmingsu Operation accounted for less than 50% of the Company for nine months ended September 30, 2009. Therefore, carve out financial statements were prepared for the Shengmingsu Operation for the nine months ended September 30, 2009. The carve out financial statements were substantially the same with the actual financial statement of the Company for the nine months ended September 30, 2008 since the Shengmingsu Operation accounted for 100% of the Company’s business during the period, but were presented as such for comparative period purposes.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The unaudited carve out financial statements have been prepared to reflect the financial position, results of operations and cash flows of the Company’s Shengmingsu operation, which was acquired by Yongye Nongfeng in October 2009.

The unaudited carve out financial statements are prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) while also taking into consideration the Agreement (see Note1). For the nine months ended September 30, 2009, the unaudited carve out financial statements presented herein have been carved out of the unaudited financial statements of the Company. The assets, liabilities, results of operations, and cash flows of the Shengmingsu Operation were carved out of the unaudited financial statements of the Company using specific identification. In the preparation of these unaudited carve out financial statements, general and administrative expenses were not identifiable as relating solely to the Shengmingsu Operation. General and administrative expenses, consisting primarily of salaries and other employee-related costs, legal and professional fees, other taxes and travel and entertainment, were allocated based on Shengmingsu Operation operating days’ proportionate share of the Company’s total operating (calendar) days for the period presented. Management believes these allocations to reasonably present the financial position, results of operations and cash flows of Shengmingsu Operation. However, the unaudited carve out statements of financial position, operations and cash flow may not be indicative of those that would have been realized had Shengmingsu Operation operated as an independent stand-alone entity for the period presented. Had Shengmingsu Operation operated as an independent stand-alone entity, its results could have differed significantly from those presented herein.

The accompanying unaudited carve out financial statements as of September 30, 2009 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions of Rule 8-03 of Regulation S-X applicable to smaller reporting companies. In the opinion of management, the accompanying unaudited carve out interim financial statements include all adjustments considered necessary to ensure the financial statements are not misleading. Management has evaluated subsequent events through December 21, 2009, which was the date the unaudited carve out interim financial statements as of and for the nine months ended September 30, 2009 were issued.

The unaudited carve out interim financial statements should be read in conjunction with the Company's audited consolidated financial statements and notes thereto for the year ended December 31, 2008 that are included in this 8-K/A filed with the Securities and Exchange Commission.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In June 2009, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 168”). SFAS No. 168 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the Securities and Exchange Commission under the authority of the federal securities law are also sources of GAAP for SEC registrants. The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. This statement will have no impact on the Company’s consolidated financial statements, but it will change the referencing of authoritative accounting literature to conform to the Codification.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurement” (SFAS No. 157). Effective July 1, 2009, this standard was incorporated into the Financial Accounting Standards Board Accounting Standard Codification (ASC) Section 820, Fair Value Measurements and Disclosures (FASB ASC 820). FASB ASC 820 does not require new fair value measurements, but provides guidance on applying fair value and expands required disclosures. FASB ASC 820 is effective for the Company beginning in fiscal 2008, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis, and is effective beginning in fiscal 2009, for fair value measurements of nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. The adoption of FASB ASC 820 is not expected to have a material impact on the Company's results of operations, cash flows or financial positions.

In December 2007, the FASB issued FASB Statement No. 141(R), Business Combinations, and FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment to ARB No. 51. In April 2009, the FASB issued FSP FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies, which amends and clarifies FASB 141 (R) to address application issues on initial recognition and measurement, subsequent measurement and disclosure of assets and liabilities arising from contingencies in a business combination. Effective July 1, 2009, SFAS No.141(R) and FSP FAS 141(R)-1 were incorporated into the ASC Section 805, Business Combinations (FASB ASC 805) and SFAS No.160 was incorporated into the ASC Section 810, Consolidation (FASB ASC 810). FASB ASC 805 and 810 require most identifiable assets, liabilities, noncontrolling interests, and goodwill acquired in a business combination to be recorded at “full fair value” and require noncontrolling interests (previously referred to as minority interests) to be reported as a component of equity, which changes the accounting for transactions with noncontrolling interest holders. Both Statements are effective for periods beginning on or after December 15, 2008, and earlier adoption is prohibited. FASB ASC 805 will be applied to business combinations occurring after the effective date. FASB ASC 810 will be applied prospectively to all noncontrolling interests, including any that arose before the effective date.   The adoption of FASB ASC 805 and FASB ASC 810 has no impact on the Company’s financial statement.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133” (“SFAS No. 161”), which required enhanced disclosures about an entity’s derivative and hedging activities and was intended to improve the transparency of financial reporting. Effective July 1, 2009, SFAS No.161 and SFAS No.133 were incorporated into the ASC Section 815, Derivatives and Hedging (FASB ASC 815). FASB ASC 815 applies to all derivative instruments, including bifurcated derivative instruments and related hedging items accounted for under SFAS No. 133 and its related interpretations.  SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133 with the intent to provide users of financial statements with an enhanced understanding of:  (i) how and why an entity uses derivative instruments; (ii) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and (iii) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows.  The provisions of this standard do not require disclosures for earlier periods presented for comparative purposes at initial adoption FASB ASC 815 was effective for fiscal years and interim periods beginning after November 15, 2008.  The adoption of FASB ASC 815 is not expected to have a material impact on the Company's results of operations, cash flows or financial positions.

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (FAS 159). The statement, which is expected to expand fair value measurement, permits entities to choose to measure many financial instruments and certain others items at fair value. FAS 159 is effective for the Company beginning in the first quarter of 2009. This pronouncement should not have a material impact on the Company’s financial statements.

NOTE 3-ACCOUNTS RECEIVABLE

As of September 30, 2009, accounts receivable –related parties of $5,424,246 were receivables from Yongye Nongfeng. These amounts represented the receivable generated in selling inventories to related party.

A bad debt provision of $46,469 was reversed for the nine months ended September 30, 2008 as the total amount of the related accounts receivable, which was previously provided for as of December 31, 2007 was repaid by the customers during the nine months ended September 30, 2008. No bad debt expense provision was required for the nine months ended September 30, 2009 and 2008 as management believes no accounts are uncollectible as of September 30, 2009 and 2008.

NOTE 4- DUE FROM/TO RELATED PARTIES

As of September 30, 2009, $2,423,346 due from related parties consisted $1,443,489 due from Yongye Nongfeng representing the unpaid amount for property acquired by Yongye Nongfeng from the Company in September 2009, and $979,857 due from Inner Mongolia Huimin Biotechnology Co., Ltd, a company 10% owned by the Company’s director Mr. Gao and managed under the same group with the Company, representing loan for its working capital.

The amounts are unsecured and non-interest bearing, and has no defined payment terms.

NOTE 5- ADVANCE TO SUPPLIERS

$6,108,943 of advance to suppliers at September 30, 2009 were payment in advance to suppliers of the Company’s raw materials. After disposal of Shengmingsu Operation, the Company is keeping these advances to purchase raw material of new product from the same suppliers.

NOTE 6- INVESTMENT UNDER COST METHOD

Investment under cost method as of September 30, 2009 represented the cost of an equity investment the Company made in Yongye Nongfeng during the year ended December 31, 2008 measured by fair value of the contributed assets. In November 2007, the Company and ASO entered into a Sino-Foreign cooperative joint venture contract to form a cooperative joint venture, the resulting entity was Yongye Nongfeng. Pursuant to the Agreement, the Company should invest $100,000 in the form of two patents internally developed by the Company and own 10% of the equity interests in Yongye Nongfeng. On January 4, 2008, the Company contributed the patents whose fair value was $141,307 at the date to Yongye Nongfeng, completed the incorporation process and established Yongye Nongfeng. (See Note1)

NOTE 7- PROPERTY AND EQUIPMENT

Depreciation expense for the nine months ended September 30, 2009 and 2008 were $24,000 and $94,433, respectively.

During the nine months ended September 30, 2009, Yongye Nongfeng acquired all of the Company’s property and equipment by $2,385,121. Loss of $16,909 was resulted from the disposal of these property and equipment.

NOTE 8- INTANGIBLE ASSETS

Net intangible assets at September 30, 2009 were as follows:

Carve Out
September 30, 2009
Rights to use land	$138,996
Less: accumulated amortization	9,035

Total	$129,961

Amortization expense for the nine months ended September 30, 2009 and 2008 amounted to $2,084 and $4,281, respectively.

NOTE 9 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The carrying value of accounts payable and accrued expenses approximate fair value due to the short-term nature of the obligations.

NOTE 10 - DUE TO SHAREHOLDERS

As of September 30, 2009, the Company has $335,995 in loans from shareholders, respectively. These loans are short term in nature, unsecured and non-interest bearing.

NOTE 11 - STATUTORY RESERVE

The Company is required to allocate at least 10% of its after tax profits as determined under generally accepted accounting principal in the PRC to a statutory surplus reserve until the reserve balance reaches 50% of their registered capital. For the nine months ended September 30, 2009 and 2008, the Company made appropriations to this statutory reserve of $64,208 and $28,376, respectively. The accumulated balance of the statutory reserve at the Company as of September 30, 2009 were $624,249.

NOTE 12 - LOSS FROM INVENTORY OBSOLESCENCE

During the nine months ended September 30, 2008, the Company identified a portion of the finished goods in amount of $833,752 obsolete due to expiration of useful period and wrote them off to operating expense.

NOTE 13 – GAIN FROM INTANGIBLE ASSETS DISPOSAL

Pursuant to Sino-Foreign cooperative joint venture contract to form a cooperative joint venture, Yongye Nongfeng, entered by the Company and ASO in November 2007, the Company invested two patents internally developed by the Company with agreed value of $100,000 and received 10% of the equity interests in Yongye Nongfeng. On January 4, 2008, the Company contributed the patents to Yongye Nongfeng and finished the incorporation and establishment of Yongye. The appreciation in fair value of the patents at disposal by appraisal was 138,052.

NOTE 14 – RELATED PARTY TRANSACTIONS AND BALANCES

As of September 30, 2009, the Company, a 0.5% shareholder of Yongye Nongfeng, sold 100% of its products of Shengmingsu Operation toYongye Nongfeng with $16,872,858 and $23,653,852 for the nine months ended September 30, 2009 and 2008. According to the contract, the Company sold to Yongye Nongfeng at fixed prices of RMB 350 per case for plant products and RMB 120 per case for animal products. Yongye Nongfeng sold to third parties at average prices of RMB730 per case for plant products and RMB240 per case for animal products. In addition, Yongye Nongfeng purchased $21,050,564 raw materials and work-in-process from the Company for the nine months ended September 30, 2009.

In March 2009, in connection with the Yongye Nonfeng Restructuring, Yongye Nongfeng purchased production equipment, vehicle and office equipment from the Company for $940,531, which represent the estimated fair value of the assets based on an appraisal by independent appraisers. On June 1, 2009, Yongye Nongfeng obtained the approval from the Ministry of Agricultural for the fertilizer license to produce fulvic acid based products, to be held under its name, which was previously held in the name of the Company.  In September 2009, Yongye Nongfeng purchased production buildings in the amount of $1,443,489 from the Company.

As of September 30, 2009, accounts receivable from the Yongye Nongfeng is $5,424,246 and represents the receivable generated in selling inventory to the Yongye Nongfeng.

As of September 30, 2009, $2,423,346 due from related parties consisted $1,443,489 due from Yongye Nongfeng representing the unpaid amount for production buildings acquired by Yongye Nongfeng from the Company in September 2009, and $979,857 due from Inner Mongolia Huimin Biotechnology Co., Ltd, a company 10% owned by the Company’s director Mr. Gao and managed under the same group with the Company, representing loan for its working capital. The amounts are unsecured and non-interest bearing, and has no defined payment terms. The amounts are unsecured and non-interest bearing, and has no defined payment terms.

As of September 30, 2009, the Company borrowed $335,995 from Ms. Yin (Mr. Zishen Wu’s wife) company. These loans are short term in nature, unsecured and non-interest bearing.

During the year ended December 31, 2008, Yongye Nongfeng and the Company entered into two lease-exchange arrangements related to the land-use right, buildings and equipment of the 2,000TPA and 8,000TPA facilities. On June 1, 2008, Yongye Nongfeng entered into a land lease agreement to lease 74,153 square meters of land from the Company for a term beginning June 1, 2008 and ending May 31, 2009. On September 28, 2008, the Company entered into a building lease agreement with Yongye Nongfeng to lease a building of 3,967 square meters and the 8,000 TPA production equipment for a term beginning September 28, 2008 and ending September 27, 2009. On March 15, 2009, an equipment lease agreement was entered into after Yongye Nongfeng acquired the set of production equipments from the Company, in which the Company would lease the equipments from Yongye Nongfeng from March 15, 2009 to May 31, 2009.  The estimated value of rentals of land lease and the combination of buildings and equipment were not materially different. Therefore, pursuant to the agreements, both Yongye Nongfeng and the Company did not charge lease fees to each other. Additionally, the rental income to be received by the Company and the rental expense to be paid are not material to the Company’s results of operations for the nine months ended September 30, 2009 and 2008, and therefore have not been included. On June 1, 2009, these lease agreements was terminated.

NOTE 15 – CONCENTRATIONS AND CREDIT RISKS

As of September 30, 2009, the Company had a credit risk exposure of cash and restricted cash of approximately $1,000,047 that is uninsured by the government authority. To limit exposure to credit risk relating to deposits, the Company primarily places cash deposits only with large financial institution in the PRC with acceptable credit rating.

One major customer accounted for 100% Shengmingsu Operation sales for the nine months ended September 30, 2009 and 2008 with total sales of $16,872,858 and $23,653,852.

The Company had four major vendors who provided 99% and 90% of the Company raw materials for the nine months ended September 30, 2009 and 2008, respectively. Total purchases from these vendors were $21,321,780 and $27,183,300 for the nine months ended September 30, 2009 and 2008, respectively.

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NOTE 16- SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 21, 2009, the date the unaudited carve out interim financial statements as of and for the nine months ended September 30, 2009 were issued and has disclosed such items in this footnote as follow:

In October 2009, Yongye Nongfeng acquired the land use right related to the manufacturing plant buildings from the Company by $2,307,144 and 4.5% of its equity interest. And in October 2009, ASO transferred 4.5% of its equity interest in Yongye Nongfeng to the Company and the Company became 5% owner of Yongye Nongfeng.

YONGYE INTERNATIONAL, INC.

PROFORMA FINANCIAL STATEMENTS
(Unaudited)

 Basis of Presentation:

Yongye International, Inc (the “Company”), through its subsidiary Yongye Nongfeng, acquired certain productive assets, including equipment, the manufacturing buildings and right to use land from Inner Mongolia Yongye Biotechnology Co., Ltd. (“Inner Mongolia Yongye”). The consideration paid for assets acquired from Inner Mongolia Yongye (the “Yongye Assets Acquisition”) consisted of cash of $4.7 million and the transfer of the Company's 4.5% equity interests in Yongye Nongfeng Biotechnology Company Ltd (“Yongye Nongfeng”). The Company will account for the Yongye Assets Acquisition as a business combination under ASC 805.  Management has determined that this business combination was closed in October 2009, when all conditions precedent to the closing were met, including obtaining all the required licenses and permits from the PRC government to operate the Yongye Assets, obtaining approvals from the PRC government, and on which the Company legally transferred the equity interest in Yongye Nongfeng to Inner Mongolia Yongye.

The accompanying unaudited special-purpose, selected, Pro Forma consolidated financial statements have been prepared to present the balance sheet of Yongye International, Inc. as if it would have completed Yongye Asset Acquisition on September 30, 2009. Also presented are the Income Statements of the Company for the full year of 2008 and the “stub” period of September 30, 2009 as it would have existed for those periods assuming the Yongye Asset Acquisition was completed on January 1, 2008. During the full year of 2008 and the nine months ended September 30, 2008, the Shengmingsu Operation accounted for 100% of Inner Mongolia Yongye’s business. These unaudited special-purpose, selected, Pro Forma consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles on the basis of specific information and assumptions available at the present time about the Yongye Assets Acquisition. In presenting this information, certain allocations were applied in cases where data is not maintained on a business-specific basis within the Company’s books and records. Therefore, the financial statements may not fully reflect the financial position or results of operations at this current point in time because of the assumptions, allocations and estimates used in the process of preparing them.

In order to present the true value of this business transaction, these unaudited special-purpose selected Pro forma consolidated financial statements include the selected assets, liabilities and expenses related to the business of the acquired business, Yongye Assets. The pro forma treatment of the consolidated financial statements is based on a set of assumptions whose goal is to provide clarity to investors about the impact of this transaction and how it might have impacted historical financial statements. The purpose of this presentation is to provide a snapshot of the business on a “what-if basis” to the investor for decision making purposes.

We have presented below unaudited selected, pro forma, consolidated financial information which gives effect to the transfer of Yongye Assets to the Company. The pro forma information is presented under the purchase method of accounting and is done so for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The unaudited pro forma consolidated financial statements do not purport to represent what the consolidated results of operations or financial position of the Company would actually have been if the transfer of business had in fact occurred on the dates that we refer to below, nor do they purport to project the results of operations or financial position of the Company for any future period or as of any date, respectively. The unaudited pro forma consolidated financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from this transfer of business.

The following unaudited pro forma consolidated financial information consisting of the consolidated balance sheet and income statement give effect to the transfer of business as described above. Such pro forma financial statements were derived from the audited consolidated financial statements of the Company for the year ended December 31, 2008 and unaudited consolidated financial statements of the Company for the nine months ended September 30, 2009. Such Pro forma financial statements are qualified to the extent that they should be read in conjunction with the audited consolidated financial statements of the Company for the year ended December 31, 2008 and unaudited consolidated financial statements of the Company for the nine months ended September 30, 2009.

Yongye International, Inc.

UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008

	Shengmingsu Operation of Inner Mongolia Yongye Carve Out F/S	Yongye International, Inc.	Pro forma Adjustments	Notes	Pro forma combined

SALES	$43,511,510	$48,092,271	$(43,511,510)	A	$48,092,271
COST OF SALES	40,139,275	23,165,684	(40,809,153)	B	22,495,806
GROSS PROFIT	3,372,235	24,926,587	(2,702,357)		25,596,465
SELLING EXPENSES	14,979	8,665,755	-		8,680,734
GENERAL AND ADMINISTRATIVE EXPENSES	448,502	2,573,017	84,556	C	3,106,075
LOSS FROM INVENTORY OBSOLESCENCE	1,865,866	-	-		1,865,866
INCOME FROM OPERATIONS	1,042,888	13,687,815	(2,786,913)		11,943,790
OTHER INCOME/(EXPENSES)
Interest expenses	(336,796)	(3,135)	-		(339,931)
Other expenses	(50,749)	(526,039)	50,749	D	(526,039)
Change in fair value of derivative liabilities	-	2,118,797	-		2,118,797
Gain from intangible asset disposal	138,777	-	(138,777)	E	-
TOTAL OTHER INCOME, NET	(248,768)	1,589,623	(88,028)		1,252,827
INCOME BEFORE PROVISION FOR INCOME TAXES	794,120	15,277,438	(2,874,941)		13,196,617
PROVISION FOR INCOME TAXES	-	864,292	-	F	864,292
NET INCOME	794,120	14,413,146	(2,874,941)		12,332,325
LESS: NET INCOME ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	-	1,102,388	(104,041)	G	998,347
NET INCOME ATTRIBUTABLE TO YONGYE INTERNATIONAL, INC.	794,120	13,310,758	(2,770,900)		11,333,978
Foreign Currency Translation Adjustment	840,882	331,100	(450,606)	H	721,376
COMPREHENSIVE INCOME	1,635,002	14,744,246	(3,325,547)		13,053,701
LESS: COMPREHENSIVE INCOME ATTRIBUTABLE TO THE NONCONTROLLING INTERST	-	1,104,043	(84,527)	G	1,019,516
COMPREHENSIVE INCOME ATTRIBUTABLE TO YONGYE BIOTECHNOLOGY INTERNATIONAL, INC.	$1,635,002	$13,640,203	$(3,241,020)		$12,034,185
Net income per share:

Basic		$0.68			$0.58

Diluted		$0.56			$0.46
Weighted average shares used in computation:
Basic		19,599,054			19,599,054
Diluted		20,106,433			20,106,433

Yongye International, Inc.

UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009
	Shengmingsu Operation of Inner Mongolia Yongye Carve Out F/S	Yongye International, Inc.	Pro forma Adjustments	Notes	Pro forma combined

SALES
External customers	$-	$85,766,709	$-		$85,766,709
Related party	16,872,858	2,220,083	(16,872,858)	A	2,220,083
TOTAL SALES	16,872,858	87,986,792	(16,872,858)		87,986,792
COST OF SALES	15,820,391	41,274,810	(16,460,134)	B	40,635,067
GROSS PROFIT	1,052,467	46,711,982	(412,724)		47,351,725
SELLING EXPENSES	219	11,715,707	-		11,715,926
GENERAL AND ADMINISTRATIVE EXPENSES	195,119	2,495,797	64,527	C	2,755,443
RESEARCH AND DEVELOPMENT EXPENSES	-	1,482,888	-		1,482,888
INCOME FROM OPERATIONS	857,129	31,017,590	(477,251)		31,397,468
OTHER INCOME/(EXPENSES)
Interest expenses	(198,141)	(25,538)	-		(223,679)
Other expenses	-	187,330	-		187,330
Change in fair value of derivative liabilities	-	(20,905,136)	-		(20,905,136)
Loss from property and equipment disposal	(16,909)	-	16,909	I	-
TOTAL OTHER INCOME/(EXPENSES), NET	(215,050)	(20,743,344)	16,909		(20,941,485)
INCOME BEFORE PROVISION FOR INCOME TAXES	642,079	10,274,246	(460,342)		10,455,983
PROVISION FOR INCOME TAXES	-	7,836,270	45,434	F	7,881,704
NET INCOME	642,079	2,437,976	(505,776)		2,574,279
LESS: NET INCOME ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	-	128,284	6,815	G	135,099
NET INCOME ATTRIBUTABLE TO YONGYE INTERNATIONAL, INC.	642,079	2,309,692	(512,591)		2,439,180
Foreign Currency Translation Adjustment	10,105	71,597	4,841	H	86,543
COMPREHENSIVE INCOME	652,184	2,509,573	(500,935)		2,660,822
LESS: COMPREHENSIVE INCOME ATTRIBUTABLE TO THE NONCONTROLLING INTERST	-	128,649	7,562	G	136,211
COMPREHENSIVE INCOME ATTRIBUTABLE TO YONGYE BIOTECHNOLOGY INTERNATIONAL, INC.	$652,184	$2,380,924	$(508,497)		$2,524,611
Net income per share:
Basic		$0.08			$0.08
Diluted		$0.08			$0.08
Weighted average shares used in computation:
Basic		29,926,052			29,926,052
Diluted		29,926,052			29,926,052

Yongye International, Inc.
UNAUDITED PRO FORMA
CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2009

	Shengmingsu Operation of Inner Mongolia Yongye Biotechnology Company, Ltd Carve Out F/S	Carve out adjustments	Yongye International, Inc.	Pro forma Adjustments	Notes	Pro forma combined
CURRENT ASSETS
Cash	$707,547	$(707,547)	$3,508,408		J	3,508,408
Restricted cash for mortgage loan repayment	292,500	(292,500)			J	-
Accounts receivable, net – third parties	-	-	43,349,508			43,349,508
Accounts receivable, net – related party	5,424,246	-	-	(5,424,246)	K	-
Inventories	-	-	30,954,407			30,954,407
Advance payments	6,108,943	(6,108,943)	305,807		J	305,807
Due from a related party	2,423,346	(2,423,346)	-		J	-
Prepaid expenses	-	-	124,040		J	124,040
Other receivables	1,526,032	(1,526,032)	315,051		J	315,051
Total Current Assets	16,482,614	(11,058,368)	78,557,221	(5,424,246)		78,557,221

INVESTMENT UNDER COST METHOD	141,307	-		(141,307)	L

PROPERTY AND EQUIPMENT, NET	-	-	8,960,365			8,960,365
INTANGIBLE ASSETS, NET	129,961	-	87,712	4,058,789	M	4,276,462
GOODWILL	-	-	-	9,811,394	N	9,811,394
TOTAL ASSETS	$16,753,882	$11.058,368	$87,605,298	8,304,630		101,605,442

CURRENT LIABILITIES
Long-term loans - current portion	$-	$-	$211,766			211,766
Accounts payable - related party	-	-	5,424,246	(5,424,246)	K	-
Accounts payable - third parties	8,201,492	(2,777,246)	6,628,883		J	12,053,129
Income tax payable	-	-	7,288,478			7,288,478
Other tax payable	915,115	(915,115)			J	-
Advance from customers	-	-	137,671			137,671
Accrued expenses	9,231	(9,231)	2,809,713		J	2,809,713
Due to a related party	-	-	1,443,489	2,307,144	O	3,750,633
Due to shareholders	335,995	(335,995)			J
Other payables	149,470	(149,470)	906,511		J	906,511
Derivative liabilities – fair value of warrants	-	-	22,277,122			22,277,122
Total Current Liabilities	9,611,303	(4,187,057)	47,127,879	(3,117,102)		49,435,023

LONG-TERM LOANS	-	-	341,554			341,554

EQUITY
Capital contribution	185,885	(185,885)			J
Common stock	-	-	32,803			32,803
Additional paid-in capital	-	-	22,749,207			22,749,207
Retained earnings	6,368,753	(6,368,753)	15,620,486		J	15,620,486
Accumulated other comprehensive income	587,941	(587,941)	400,677		J	400,677
Total Equity of the Company’s Shareholders	7,142,579	(7,142,579)	38,803,173			38,803,173
Noncontrolling interest	-	271,268	1,332,692	11,421,732	L,P	13,025,692
Total Equity	7,142,579	(6,871,311)	40,135,865	11,421,732		51,828,865
TOTAL LIABILITIES AND EQUITY	$16,753,882	$(11,058,368)	$87,605,298	8,304,630		101,605,442

NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
 (Unaudited)

1.	Significant Accounting Policies

Upon consummation of the acquisition, the Company reviewed Inner Mongolia Yongye’s accounting policies. As a result of that review, the Company may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements. At this time, the Company is not aware of any differences that would have a material impact on the combined financial statements. The unaudited pro forma combined financial statements do not assume any differences in accounting policies.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurement” (SFAS No. 157). Effective July 1, 2009, this standard was incorporated into the Financial Accounting Standards Board Accounting Standard Codification (ASC) Section 820, Fair Value Measurements and Disclosures (FASB ASC 820). FASB ASC 820 does not require new fair value measurements, but provides guidance on applying fair value and expands required disclosures. FASB ASC 820 is effective for the Company beginning in fiscal 2008, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis, and is effective beginning in fiscal 2009, for fair value measurements of nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. The Company’s fair value measurement required under FASB ASC 820 is included in the unaudited pro forma consolidated financial statements.

In December 2007, the FASB issued FASB Statement No. 141(R), Business Combinations, and FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment to ARB No. 51. In April 2009, the FASB issued FSP FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies, which amends and clarifies FASB 141 (R) to address application issues on initial recognition and measurement, subsequent measurement and disclosure of assets and liabilities arising from contingencies in a business combination. Effective July 1, 2009, SFAS No.141(R) and FSP FAS 141(R)-1 were incorporated into the ASC Section 805, Business Combinations (FASB ASC 805) and SFAS No.160 was incorporated into the ASC Section 810, Consolidation (FASB ASC 810). FASB ASC 805 and 810 require most identifiable assets, liabilities, noncontrolling interests, and goodwill acquired in a business combination to be recorded at “full fair value” and require noncontrolling interests (previously referred to as minority interests) to be reported as a component of equity, which changes the accounting for transactions with noncontrolling interest holders. Both Statements are effective for periods beginning on or after December 15, 2008, and earlier adoption is prohibited. FASB ASC 805 will be applied to business combinations occurring after the effective date. FASB ASC 810 will be applied prospectively to all noncontrolling interests, including any that arose before the effective date.   The adoption of FASB ASC 805 and FASB ASC 810 has been included in the unaudited pro forma consolidated financial statements.

2.	Consideration

The following is a preliminary estimate of consideration to be transferred to effect the acquisition of Yongye Assets:

Estimated Fair Value
Cash	$4,692,265
4.5% Equity Interest in Yongye Nongfeng	11,693,000
Total Consideration	$16,385,265

3.	Carve Out/Pro Forma Adjustments

For purposes of determining the pro forma effect of the Yongye Assets Acquisition to the Company’s statements of operations for the year ended December 31, 2008 and the period ended September 30, 2009, the adjustments below have been made.

A.	Eliminates the sales Inner Mongolia Yongye made to the Company as stated in the cooperative agreement.
B.	Adjust the Company's fixed cost at RMB350 per case for plant product and RMB120 per case for animal product to Inner Mongolia Yongye’s actual unit cost.
C.	Reflect the increased amortization due to the appreciation of right land use in fair value than original cost to Inner Mongolia Yongye.
D.	Eliminate Inner Mongolia Yongye’s charity donations which is unrelated to Shengmingsu Operation.
E.	Eliminate Inner Mongolia Yongye’s gain from appreciation in the fair value of intangibles it invested to Yongye Nongfeng.
F.
No adjustment in provision for income tax made for the year ended December 31, 2008 since Yongye Nongfeng paid income tax as 1.25% of gross revenue during the year. Income tax expenses impact was reflected for the nine months ended September 30, 2009 as 25% of net adjustment impact on income before provision for income tax.

G.	Reflect the impact on net income attributable to noncontrolling interest determined by Inner Mongolia Yongye’s 5% equity interest percentage in Yongye Nongfeng during the period.
H.	Reflect the foreign currency translation adjustment generated by the assets acquired.
I.	Eliminate Inner Mongolia Yongye’s loss from the property and equipment it sold to Yongye Nongfeng.
J.	Carve out Inner Mongolia Yongye’s items not acquired by Yongye Nongfeng.
K.	Eliminate inter-company balances between Inner Mongolia Yongye and Yongye Nongfeng.
L.	Adjust Inner Mongolia Yongye’s investment in Yongye Nongfeng to noncontrolling interest.
M.	Reflect the fair value of land use right acquired by Yongye Nongfeng from Inner Mongolia Yongye.
N.	Reflect the goodwill recognized in the Yongye Assets Acquisition, which is determined by purchase price allocation method:

Estimated Fair Value

Total Consideration	16,385,265

Less: Assets acquired
Property and equipments	(2,385,121)
Right to use land	(4,188,750)
Total value of assets acquired	(6,573,871)

Goodwill	9,811,394

O.	Reflect unpaid cash consideration to Inner Mongolia Yongye.
P.	Reflect 4.5% of Yongye Nongfeng’s equity interest transferred to Inner Mongolia Yongye.